Registration No. 333-173064

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

_______________

POST-EFFECTIVE AMENDMENT NO. 2
TO FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

________________

NOKIA CORPORATION
(Exact name of registrant as specified in its charter)

Republic of Finland (State or other jurisdiction of incorporation or organization)		Not Applicable (I.R.S. Employer Identification Number)
Karaportti 3, P.O. Box 226 FI-00045 NOKIA GROUP Espoo, Finland +358 10 4488000
(Address of principal executive offices)

NOKIA RESTRICTED SHARE PLAN 2011

(Full title of the plan)

_______________
Katariina Kujala
Nokia USA Inc.
6000 Connection Drive
Irving, Texas 75039
+1 (972) 374-3000
(Name, address and telephone number of agent for service)

Copies to:
Doreen E. Lilienfeld, Esq.
Shearman & Sterling LLP
599 Lexington Avenue
New York, New York 10022
+1 (212) 848 7171

EXPLANATORY NOTE

Nokia Restricted Share Plan 2011

This Post-Effective Amendment No. 2 to Registration on Form S-8, Registration No. 333-173064 (the “2011 Registration Statement”) is being filed to deregister certain shares of the Company that were registered for issuance pursuant to the Nokia Restricted Share Plan 2011 (the “2011 Restricted Share Plan”).  The 2011 Registration Statement registered 2,500,000 Shares issuable pursuant to the 2011 Restricted Share Plan to employees of the Company.  The 2011 Registration Statement is hereby amended to deregister all Shares that were previously registered and that remain unissued under the 2011 Restricted Share Plan.

Filing Fee Offset

Contemporaneously with the filing of this Post-Effective Amendment No. 2 to the 2011 Registration Statement, the Company is filing a Registration Statement on Form S-8 (the “New Registration Statement”) to register shares issuable under other of its employee benefit plans.  In accordance with Rule 457(p) under the U.S. Securities Act of 1933, as amended, this Post-Effective Amendment No. 2 to the 2011 Registration Statement is also being filed to carry over to the New Registration Statement the $1,894.19 portion of the registration fee previously paid by the Company in connection with the 2011 Registration Statement to register 2,060,000 Shares.

2

SIGNATURES

The Registrant.  Pursuant to the requirements of the U.S. Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 2 to be signed on its behalf by the undersigned, thereunto duly authorized, in Espoo, Republic of Finland on March 19, 2015.

NOKIA CORPORATION

By:	/s/ Riikka Tieaho	By:	/s/ Saana Nurminen
Name:	Riikka Tieaho	Name:	Saana Nurminen
Title:	Vice President, Corporate Legal	Title:	Director, Legal

Pursuant to the requirements of the U.S. Securities Act of 1933, as amended, this Post-Effective Amendment No. 2 has been signed below by the following persons in the indicated capacities on March 19, 2015.

Members of the Board of Directors:

/s/ Vivek Badrinath		Director
Name:	Vivek Badrinath

/s/ Bruce Brown		Director
Name:	Bruce Brown

/s/ Elizabeth Doherty		Director
Name:	Elizabeth Doherty

/s/ Jouko Karvinen		Vice Chairman, Director
Name:	Jouko Karvinen

/s/ Mårten Mickos		Director
Name:	Mårten Mickos

/s/ Elizabeth Nelson		Director
Name:	Elizabeth Nelson

/s/ Risto Siilasmaa		Chairman of the Board of Directors
Name:	Risto Siilasmaa

/s/ Kari Stadigh		Director
Name:	Kari Stadigh

Director
Name:	Dennis Strigl

President and Chief Executive Officer:

/s/ Rajeev Suri
Name:	Rajeev Suri

Chief Financial Officer (whose functions include those of Chief Accounting Officer):

/s/ Timo Ihamuotila
Name:	Timo Ihamuotila

Authorized Representative in the United States:

/s/Katariina Kujala
Name:	Katariina Kujala